THE RIVERFRONT FUNDS, INC.
                      THE RIVERFRONT INCOME EQUITY FUND
      THIS PROXY IS SOLICITED ON BEHALF
 OF THE DIRECTORS OF THE COMPANY


The undersigned hereby appoints Walter B. Grimm, James E. White and Charles
L. Booth and each of them, with full power of substitution, proxies to vote and act with respect to all Shares of The Riverfront Income Equity Fund (the "Fund"), a series of The Riverfront Funds, Inc. (the "Company"), which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Company to be held on Monday, December 30, 1996, at 3435 Stelzer Road, Columbus, Ohio 43219, at 10:00 A.M., EST, and at any and all adjournments thereof, on the following proposals and any other matters that may properly come before the Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders dated December 6, 1996, and Proxy Statement attached thereto.

                                NOTE: Please sign legibly and exactly as name appears on this card. If Shares are registered in the name of joint owners, each must sign the proxy. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such.
                                If a corporation, please sign in full
                                corporate name and indicate the signer's office. If a partner, please sign in the partnership name.


                                -----------------------------------------
                                (Signature of Shareholder)


                                -----------------------------------------
                                (Signature of Shareholder)


                                Dated:
                                      -----------------------------------

The Shares represented by this Proxy will be voted upon the proposals listed below in accordance with the instruction given by the Shareholder, but if no instruction is given, this Proxy will be voted FOR the proposals and in accordance with the best judgement of the proxies on any other matter which properly comes before the Meeting:
 FOR        AGAINST
ABSTAIN
1. Approval of the amendment to the Investment
 Adivsory Agreement with The Provident Bank
to permit    / /          / /       / /
   The Provident Bank to manage directly that portion of the Fund's portfolio allocated to it by the
   Company's Board of Directors.

2. Approval of amendment to the Sub-Investment
Adivisory Agreement with Deprince, Race &
Zollo, Inc.
   to clarify that Deprince, Race & Zello, Inc.
 will manage directly that portion of the Fund's
   portfolio allocated to it by the Company's Board of Directors.
                                      / /          /
/       / /



                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                  CARD PROMPTLY USING THE ENCLOSED ENVELOPE.